UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023

EQUIFAX INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-06605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value per share	EFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Public Offering of Senior Notes Due 2028

On May 5, 2023, Equifax Inc. (the “Company”) executed an Underwriting Agreement with BofA Securities, Inc., J.P. Morgan Securities LLC, Truist Securities, Inc., and Wells Fargo Securities, LLC, as the representatives of the underwriters named therein, with regard to the issuance and sale by the Company of $700,000,000 aggregate principal amount of the Company’s 5.100% Senior Notes due 2028 (the “Notes”). The Notes are issued pursuant to an Indenture dated as of May 12, 2016 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee, as supplemented by the Eleventh Supplemental Indenture relating to the Notes and dated as of May 16, 2023 (the “Eleventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Interest on the Notes will accrue from their date of issuance at a rate of 5.100% per year and will be payable in cash semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2023.

The Notes will mature on June 1, 2028. Prior to May 1, 2028 (one month prior to their maturity date), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on May 1, 2028) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 30 basis points, less (b) interest accrued to the redemption date, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after May 1, 2028, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The net proceeds from this offering will be approximately $692.1 million, after deducting the underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to repay in full $400 million in aggregate principal amount of its 3.95% Senior Notes due 2023 at maturity. The remaining net proceeds will be used to partially finance the acquisition of Boa Vista Serviços S.A., a Brazilian consumer credit bureau (the “BVS Acquisition”), and/or for general corporate purposes, which may include the repayment of borrowings under the Company’s commercial paper program. The BVS Acquisition is subject to certain shareholder approval and other customary closing conditions and is expected to be completed in the third quarter of 2023.

The following documents are being filed with this Current Report on Form 8-K and are incorporated by reference into the Company’s effective Registration Statement on Form S-3 (File No. 333-266290) filed with the Securities and Exchange Commission on July 22, 2022: (i) the Underwriting Agreement, filed as Exhibit 1.1 hereto; (ii) the Eleventh Supplemental Indenture, including the form of Note as Exhibit A, filed as Exhibit 4.1 hereto; (iii) the opinion of counsel addressing the validity of the Notes, filed as Exhibit 5.1 hereto; and (iv) the opinion of John J. Kelley III, Chief Legal Officer of the Company, addressing certain other legal matters, filed as Exhibit 5.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 5, 2023, by and among Equifax Inc. and BofA Securities, Inc., J.P. Morgan Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as the representatives of the underwriters named therein (filed herewith).

4.1	Eleventh Supplemental Indenture, dated as of May 16, 2023, between Equifax Inc. and the Trustee, including the form of Note as Exhibit A (filed herewith).

5.1	Opinion of Hogan Lovells US LLP (filed herewith).

5.2	Opinion of John J. Kelley III, Chief Legal Officer of Equifax Inc. (filed herewith).

23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1 filed herewith).

23.2	Consent of John J. Kelley III, Chief Legal Officer of Equifax Inc. (contained in Exhibit 5.2 filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ John J. Kelley III
Name:	John J. Kelley III
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: May 16, 2023